UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2016

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 S. Hanford Street, Suite 150 Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Modification to Loan and Security Agreement

On December 27,  2016, Jones Soda Co. (the “Company”) entered into a fourth modification (the “Amendment”) to its existing revolving secured credit facility (as amended, the “Loan Facility”) with CapitalSource Business Finance Group, a dba of BFI Business Finance (the “Lender”).  The Amendment is effective as of December 27, 2016.

The Amendment provides for the following changes to the Loan Facility:

•	Reduce the interest rate on advances under the Loan Facility to the prime rate plus 0.75% per annum (decrease from 1.00%), with no minimum rate.
•	Reduce the monthly administrative fee under the Loan Facility to 0.10% (decrease from 0.15%).

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Fourth Modification to Loan and Security Agreement dated as of December 27, 2016, by and among Jones Soda Co. (USA) Inc., Jones Soda (Canada) Inc., and Lender, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information pertaining to the Amendment, set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1

Fourth Modification to Loan and Security Agreement dated as of December 27, 2016, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

January 3, 2017	By:	/s/ Jennifer L. Cue
Jennifer L. Cue, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1

Fourth Modification to Loan and Security Agreement dated as of December 27, 2016, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance.